040103

BARBARA K. CEGAVSKE
Secretary of State
202 North Carson Street
Carson City, Nevada 89701-4201
(775) 684-5708
Website: www.nvsos.gov

Filed in the office of	Document Number
Barbara K. Cegavske (signature)	**20160256403-39**
Barbara K. Cegavske	Filing Date and Time
Secretary of State	**06/06/2016 8:21 AM**
State of Nevada	Entity Number
	E0259202016-7

Articles of Incorporation

(PURSUANT TO NRS CHAPTER 78)

USE BLACK INK ONLY - DO NOT HIGHLIGHT

ABOVE SPACE IS FOR OFFICE USE ONLY

1. Name of Corporation: ECCO Auto World Corporation

2. Registered Agent for Service of Process: (check only one box)

[X] Commercial Registered Agent: Vcorp Services, LLC
Name

[ ] Noncommercial Registered Agent (name and address below) **OR** [ ] Office or Position with Entity (name and address below)

Name of Noncommercial Registered Agent **OR** Name of Title of Office or Other Position with Entity

Street Address ______ City ______ Nevada ______ Zip Code

Mailing Address (if different from street address) ______ City ______ Nevada ______ Zip Code

3. Authorized Stock: (number of shares corporation is authorized to issue)

Common Stock 600,000,000 @ US0.0001 per share
Preferred Stock 200,000,000 @ US 0.0001 per share

Number of shares *with par value:* 800,000,000 — Par value per share: $ 0.0001 — Number of shares *without par value:*

4. Names and Addresses of the Board of Directors/Trustees: (each Director/Trustee must be a natural person at least 18 years of age; attach additional page if more than two directors/trustees)

1) WOO SHUK FONG
Name
4/F, China Insurance Building, 48 Cameron Road, — Tsim Sha Tsui — Hong Kong
Street Address — City — State — Zip Code

2)
Name
Street Address — City — State — Zip Code

5. Purpose: (optional; required only if Benefit Corporation status selected)

The purpose of the corporation shall be:

6. Benefit Corporation: (see instructions)

[ ] Yes

7. Name, Address and Signature of Incorporator: (attach additional page if more than one incorporator)

I declare, to the best of my knowledge under penalty of perjury, that the information contained herein is correct and acknowledge that pursuant to NRS 239.330, it is a category C felony to knowingly offer any false or forged instrument for filing in the Office of the Secretary of State.

WOO SHUK FONG — **X** (signature)
Name — **Incorporator Signature**

4/F, China Insurance Building, 48 Cameron Road, — Tsim Sha Tsui — Hong Kong
Address — City — State — Zip Code

8. Certificate of Acceptance of Appointment of Registered Agent:

I hereby accept appointment as Registered Agent for the above named Entity.

X (signature) — 6/6/2016

Authorized Signature of Registered Agent or On Behalf of Registered Agent Entity — Date

This form must be accompanied by appropriate fees.

CONTINUATION OF ARTICLES OF INCORPORATION

OF

ECCO Auto World Corporation

Article two. Registered Agent for Service of Process:

Name of Commercial Registered Agent:	Vcorp Services, LLC
Address of Commercial Registered Agent:	1645 Village Center Circle, Suite 170, Las Vegas, NV 89134
Address of Registered Office:	1645 Village Center Circle, Suite 170, Las Vegas, NV 89134
Mailing Address of Registered Office:	1645 Village Center Circle, Suite 170, Las Vegas, NV 89134

Article three. Authorized Stock :

The aggregate number of shares which the Corporation shall have authority to issue is eight hundred million (800,000,000) shares, consisting of two classes to be designated, respectively , "Common Stock" and "Preferred Stock" , with all of such shares having a par value of $.0001 per share. The total number of shares of Common Stocks that the Corporation shall have authority to issue is six hundred million (600,000,000) shares. The total number of shares of Preferred Stocks that the Corporation shall have authority to issue is two hundred million (200,000,000) shares. The Preferred stock may be issued in one or more series, each series to be appropriately designated by a distinguishing letter or title, prior to the issuance of any shares thereof. The voting powers, designations, preferences, limitations, restrictions, conversion rights, cumulative, relative, participating, optional, and other right, and the qualification, limitations or restrictions thereof, of the Preferred Stock shall hereinafter be prescribed by resolution of the Board of Directors